SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2014

ABIOMED, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-09585	04-2743260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Cherry Hill Drive

Danvers, MA 01923

(Address of principal executive offices) (Zip Code)

(978) 646-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2014, our Board of Directors appointed Dr. Eric Rose as a Class II Director, to serve for a term expiring at our next annual meeting of stockholders. To accommodate Dr. Rose’s appointment, the size of our Board of Directors was increased from seven to eight directors. Dr. Rose previously served as a member of our Board of Directors from May 2007 to January 2012 and has served as a consultant to us since January 2012.

Dr. Rose will receive compensation as a non-employee director in accordance with our director compensation practices described in our proxy statement filed with the Securities and Exchange Commission on July 10, 2014 in connection with our 2014 Annual Meeting of Stockholders. Accordingly, our Board of Directors granted him the performance share award in the form of restricted stock units covering 7,740 shares of our common stock that non-employee directors receive annually after our annual meeting. Due to his prior service as a director, however, our Board of Directors determined not to treat Dr. Rose as a newly appointed director, and as a result he will not receive the stock option we ordinarily grant to a director upon his or her initial appointment. Dr. Rose was granted stock options to purchase 47,000 shares of our common stock during his prior tenure as a director of which, all are vested at August 13, 2014.

There are no arrangements or understandings between Dr. Rose and any other person pursuant to which Dr. Rose was elected as a director. There are no related person transactions involving Dr. Rose that are reportable under Item 404(a) of Regulation S-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 13, 2014, we held our 2014 Annual Meeting of Stockholders. The holders of 37,400,212 shares of common stock were present or represented by proxy at the meeting. Set forth below are the matters acted upon at the annual meeting and the final voting results on each matter as reported by our inspector of elections.

Proposal One: Election of Directors

At the annual meeting, our stockholders elected each of Dorothy E. Puhy and Paul Thomas as a member of our board of directors as a Class I director to serve a three-year term expiring at the 2017 Annual Meeting of Stockholders. The votes cast in the election of directors were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Dorothy E. Puhy	29,464,181	586,151	7,349,880

Paul Thomas	29,995,613	54,719	7,349,880

Proposal Two: Advisory Vote on Executive Compensation

At the annual meeting, our stockholders voted to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the proxy statement filed in connection with the annual meeting pursuant to Item 402 of Regulation S-K. The votes cast in this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

29,371,626	651,478	27,228	7,349,880

Proposal Three: Approval of Amendments to our Second Amended and Restated 2008 Stock Incentive Plan

At the annual meeting, our stockholders voted to approve amendments to our Second Amended and Restated 2008 Stock Incentive Plan, or the Plan, as described in the proxy statement filed in connection with the annual meeting, including an increase of 1,700,000 shares to the number of shares of common stock that we may issue under the Plan. The votes cast in this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

22,731,436	7,303,370	15,526	7,349,880

Proposal Four: Ratification of Appointment of our Independent Registered Public Accounting Firm

At the annual meeting, our stockholders also approved a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2015. The votes cast on this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

36,465,347	917,178	17,687	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABIOMED, Inc.

By:	/s/ Robert L. Bowen
Robert L. Bowen Vice President and Chief Financial Officer

Date: August 19, 2014

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